EXHIBIT 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 302 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), I, Steven R. Tokach, Chief Executive Officer of First National Community Bancorp, Inc. (the “Company”) and I, Edward J. Lipkus, Chief Financial Officer of the Company, hereby certify that, the Company’s Annual Report on Form 10-K for the period ended December 31, 2010 (the “Report”):

1.               Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780 (d)); and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the year ended December 31, 2010.

Date: April 6, 2012	By:	/s/ Steven R. Tokach
President and Chief Executive Officer

Date: April 6, 2012	By:	/s/Edward J. Lipkus
Edward J. Lipkus
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.